Exhibit 10.4

UNITED STATES (STANDARD)

TESSERA TECHNOLOGIES, INC.

FOURTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

DEFERRED STOCK AWARD GRANT NOTICE AND

DEFERRED STOCK AWARD AGREEMENT

Tessera Technologies, Inc., a Delaware corporation (the “Company”), pursuant to its Fourth Amended and Restated 2003 Equity Incentive Plan (the “Plan”), hereby grants to the holder listed below (“Participant”), an award of deferred stock (“Deferred Stock”) representing a right to receive a number of shares of the Company’s common stock, par value $0.001 (the “Shares”). This award for Deferred Stock (this “Award”) is subject to all of the terms and conditions as set forth herein and in the Deferred Stock Award Agreement attached hereto as Exhibit A (the “Deferred Stock Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Deferred Stock Agreement.

Participant:

Grant Date:

Vesting Commencement Date:

Total Number of Shares Represented by the Deferred Stock:

Vesting Schedule:	[To be specified in individual agreements]

Distribution Schedule:	The Deferred Stock shall be distributable as they vest pursuant to the Vesting Schedule.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Deferred Stock Agreement and this Grant Notice. The Participant has reviewed the Deferred Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Deferred Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Deferred Stock Agreement.

TESSERA TECHNOLOGIES, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

Date:	Date:

EXHIBIT A

TO DEFERRED STOCK AWARD GRANT NOTICE

TESSERA TECHNOLOGIES, INC.

DEFERRED STOCK AWARD AGREEMENT

Pursuant to the Deferred Stock Award Grant Notice (the “Grant Notice”) to which this Deferred Stock Award Agreement (this “Deferred Stock Agreement”) is attached, Tessera Technologies, Inc., a Delaware corporation (the “Company”), has granted to Participant the right to receive the number of shares of Deferred Stock under the Company’s Fourth Amended and Restated 2003 Equity Incentive Plan (the “Plan”) as set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Definitions. All capitalized terms used in this Deferred Stock Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.

1.2 Incorporation of Terms of Plan. The Award and this Deferred Stock Agreement are subject to the Plan, the terms and conditions of which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Deferred Stock Agreement, the terms of the Plan shall control.

ARTICLE II.

DEFERRED STOCK AWARD

2.1 Deferred Stock Award.

(a) Award. The Company hereby grants to Participant the right to receive the number of shares of Deferred Stock set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Deferred Stock Agreement, the Grant Notice and the Plan. Each share of Deferred Stock represents the right to receive one Share. Participant is a Service Provider. Prior to actual issuance of any Shares, the Award represents an unsecured obligation of the Company, payable only from the general assets of the Company.

(b) Vesting. The Deferred Stock shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the Deferred Stock has vested in accordance with the vesting schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such Deferred Stock. In the event Participant ceases to be a Service Provider for any reason prior to the vesting of all of the Deferred Stock, any unvested Deferred Stock will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.

(c) Distribution of Stock.

(i) Shares shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to such Participant’s vested Deferred Stock granted to Participant pursuant to this Deferred Stock Agreement, subject to the terms and provisions of the Plan and this Deferred Stock Agreement, on each vesting date as the Deferred Stock vests pursuant to the Vesting Schedule set forth in the Grant Notice.

(ii) All distributions shall be made by the Company in the form of whole shares of Common Stock.

(iii) Notwithstanding the foregoing, Shares shall be issuable with respect to the Deferred Stock at such times and upon such events as are specified in this Deferred Stock Agreement only to the extent issuance under such terms will not cause the Deferred Stock or such Shares to be includible in the gross income of Participant under Section 409A of the Code prior to such times or the occurrence of such events, as permitted by the Code and the regulations and other guidance thereunder.

(d) Generally. Shares issued under the Award shall be issued to Participant or Participant’s beneficiaries, as the case may be, at the sole discretion of the Administrator, in either (i) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Deferred Stock Agreement; or (ii) certificate form.

2.2 Tax Withholding; Conditions to Issuance of Certificates. Notwithstanding any other provision of this Deferred Stock Agreement:

(a) Any tax consequences arising from the vesting or distribution of the Deferred Stock or otherwise pursuant to this Deferred Stock Agreement shall be borne solely by the Participant. The Company and/or its Parent or Subsidiary shall be entitled to withhold taxes (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source. The provisions of paragraph (b) below shall set out what will occur if the Company and/or its Parent or Subsidiary are required by applicable laws to make a deduction or withholding. Furthermore, the Participant shall agree to indemnify the Company and/or its Parent or Subsidiary and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant

(b) No Shares shall be issued or delivered to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid to the Company the full amount of all federal, state and foreign withholding or other taxes which the Company and/or its Parent or Subsidiary are required by applicable law to account to any tax authority resulting from the vesting or distribution of the Deferred Stock or otherwise pursuant to this Deferred Stock Agreement (which payment may be made in cash, by deduction from other compensation payable to Participant or in any form of consideration permitted by the Plan). As provided in Section 17 of the Plan, the Administrator may in its discretion and in satisfaction of the foregoing requirement allow the return or withholding of shares of Common Stock held by the Participant or otherwise issuable pursuant to this Deferred Stock Agreement having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be returned or withheld with respect to the vesting or payment of the Award in order to satisfy the Participant’s federal, state and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and foreign tax income and payroll tax purposes that are applicable to such supplemental taxable income.

(c) The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (i) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (ii) the completion of any registration or other qualification of the Shares under any state, federal or foreign law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, (iii) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable and (iv) the lapse of any such reasonable period of time following the date the Deferred Stock vests as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE III.

OTHER PROVISIONS

3.1 Tax Representations. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Deferred Stock Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Deferred Stock Agreement.

3.2 Deferred Stock Not Transferable. None of the Award and the rights conveyed hereunder, including the right to receive Shares upon the vesting of the Deferred Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

3.3 Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant shall have all the rights of a shareholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares; provided, however, that at the discretion of the Company, and prior to the delivery of Shares, Participant may be required to execute a shareholders agreement in such form as shall be determined by the Company.

3.4 Not a Contract of Employment or other Service Relationship. Nothing in this Deferred Stock Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its affiliates.

3.5 Governing Law and Jurisdiction. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Deferred Stock Agreement regardless of the law that might be applied under principles of conflicts of laws. The courts of the State of California shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan. The jurisdiction agreement contained in this Section 3.5 is made for the benefit of the Company and its Parents and Subsidiaries only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction. By accepting the grant of an Award and not renouncing it, Participant is deemed to have agreed to submit to such jurisdiction.

3.6 Conformity to Securities Laws. Participant acknowledges that the Plan and this Deferred Stock Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Deferred Stock Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7 Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given when sent via email or upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his or her address shown in the Company records, and to the Company at its principal executive office. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given when sent via email or upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his or her address shown in the Company records, and to the Company at its principal executive office. By a notice given pursuant to this Section 3.7, either party may hereafter designate a different address for notices to be given to that party.

3.8 Successors and Assigns. The Company may assign any of its rights under this Deferred Stock Agreement to single or multiple assignees, and this Deferred Stock Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Deferred Stock Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.9 Section 409A. This Deferred Stock Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the amounts payable hereunder shall be paid no later than the later of: (i) the fifteenth (15th ) day of the third month following Executive’s first taxable year in which such severance benefit is no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such severance benefit is no longer subject to substantial risk of forfeiture, as determined in accordance with Code Section 409A and any Treasury Regulations and other guidance issued thereunder. To the extent applicable, this Deferred Stock Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.

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